As filed with the Securities and Exchange Commission on March 6, 2006.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 6, 2006 (March 6, 2006)

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 State Road, Princeton, N.J. 08540-1437

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (609) 430-2880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                         Results of Operations and Financial Condition.

On March 6, 2006, Medarex, Inc. issued a press release to report the company’s financial results for the quarter and year ended December 31, 2005.  A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.  No additional information is included in this Current Report on Form 8-K.

The attached press release contains both GAAP and non-GAAP financial measures.  The non-GAAP financial measures included are Net loss and Net loss per share, basic and diluted.  These non-GAAP financial measures exclude the operations of Celldex Therapeutics, Inc., a majority–owned subsidiary of Medarex. Celldex’s operations relate primarily to the research, development and commercialization of therapeutic vaccines, which is outside the scope of Medarex’s core business operations.  As a result, in management’s view, the inclusion of the operations of Celldex are not necessarily indicative of, or directly attributable to, Medarex’s continuing operations, and therefore, management believes that the non-GAAP results are a useful measure of Medarex’s continuing results of operations.  Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The information included in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for purposes of, nor shall it be deemed incorporated by reference in, any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01                                            Financial Statements and Exhibits.

(c)                                  Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number

99.1	Press Release issued March 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.
Registrant

Date: March 6, 2006	By:	/s/ Christian S. Schade
Christian S. Schade
Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued March 6, 2006